UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): 7 March 2011
Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation)	1-8097 (Commission File Number)	98-0635229 (I.R.S. Employer Identification No.)
6 Chesterfield Gardens
London, England W1J 5BQ
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: +44 (0) 20 7659 4660

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Historical Financial Statements of Pride International, Inc.
On 6 February 2011, Ensco plc (“Ensco”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pride International, Inc., a Delaware corporation (“Pride”), ENSCO International Incorporated, a Delaware corporation and an indirect, wholly-owned subsidiary of Ensco, and ENSCO Ventures LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of Ensco (“Merger Sub”). Pursuant to the Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into Pride, with Pride as the surviving entity and an indirect, wholly-owned subsidiary of Ensco.
This Current Report on Form 8-K is being filed to provide certain financial statements of Pride. Audited consolidated financial statements of Pride for the year ended 31 December 2010, the notes thereto and Reports of Independent Registered Public Accounting Firm issued by KPMG LLP are attached hereto as Exhibit 99.1 and incorporated by reference herein.
Shareholder Ratification of Interim Dividends Declared by Ensco plc
In April, August and November of 2010 and February 2011, the Board of Directors declared interim dividends of $0.35 per Class A ordinary share payable in June, September and December of 2010 and in March 2011, respectively. Such interim dividends did not comply with certain requirements of the U.K. Companies Act 2006 relating to the preparation and filing of unaudited interim U.K. GAAP accounts with Companies House. Accordingly, at the 2011 Annual General Meeting of Shareholders currently scheduled for 24 May 2011, an appropriate resolution to ratify the declaration and payment of such interim dividends, and the release of any claims Ensco may have in relation to the same, will be submitted to the shareholders for approval.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

23.1	Consent of KPMG LLP.
99.1
Audited consolidated financial statements of Pride International, Inc. as of and for the year ended 31 December 2010, the notes thereto and Reports of Independent Registered Public Accounting Firm issued by KPMG LLP.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc
Date: 7 March 2011	/s/ Douglas J. Manko
Douglas J. Manko
Controller and Assistant Secretary

EXHIBIT INDEX

Exhibit
Number	Description
23.1	Consent of KPMG LLP.
99.1
Audited consolidated financial statements of Pride International, Inc. as of and for the year ended 31 December 2010, the notes thereto and Reports of Independent Registered Public Accounting Firm issued by KPMG LLP.